Exhibit 10.27
AMENDMENT NO. FOUR
FERGUSON ENTERPRISES, INC.
EXECUTIVE RETIREMENT PLAN II
THIS AMENDMENT NO. FOUR is made effective as of the 1st day of January, 2014, by FERGUSON ENTERPRISES, INC. (the “Corporation”), a Virginia corporation.
WHEREAS, initially effective January 1, 2005, the Corporation adopted the Ferguson Enterprises, Inc. Executive Retirement Plan II ( the “Plan”); and
WHEREAS, pursuant to Section 9.3 of the Plan , the Corporation reserved the right to amend the Plan and now desires to do so, effective January 1, 2014.
NOW, THEREFORE, the Corporation hereby amends the Plan, effective January 1, 2014, as follows:
1.Section 1.37 of the Plan is deleted in its entirety and replaced with the following:
1.37 “Vesting Date” means the earliest date upon which any portion of a Participant’s SERP Contributions is no longer subject to forfeiture pursuant to the provisions of Section 3.5(c) (that is, the Participant’s SERP Contributions vest and become non-forfeitable in any percentage or increment).
2.Subsection 3.5(b) shall be amended by adding the following paragraph immediately after the final sentence of existing Subsection 3.5(b):
Notwithstanding anything in this Plan to the contrary, all SERP Discretionary Contributions credited to a Participant’s Account on or after January 1, 2014, together with earnings thereon, and whether otherwise vested or unvested, shall be forfeited if the Participant’s employment with the Employer terminates as a result of “gross misconduct”, as defined below. The term “gross misconduct”, as used herein, shall mean (i) the Participant’s conviction of any felony involving fraud, embezzlement or misappropriation involving the Employer or (ii) the Participant’s knowing and willful breach of a material policy of the Employer resulting in substantial harm to the Corporation.

3.    Subsection 3.5(c) of the Plan is deleted in its entirety and replaced with the following:
3.5(c) Vesting of SERP Balances: SERP Contributions credited to a
Participant’s Account shall vest and become non-forfeitable in the percentages corresponding to the first to occur of the applicable events described below:

Event	Vested Percentage
(i) Change of Control related to the Participant’s Employer	100%
(ii) Death or Disability of Participant while employed by Employer	100%
(iii) Termination of Plan as to Participant pursuant to Section 5.7 or 9.3	100%
(iv) Participant’s completion of the following numbers of Years of Service:
4 Years of Service	25%
8 Years of Service	50%
12 Years of Service	75%
15 or more Years of Service	100%

4.    In all other respects, the Plan, as originally adopted and amended from time to time is hereby ratified and affirmed.
IN WITNESS WHEREOF, the Corporation, by its duly authorized officer, has caused this Amendment No. Four to be executed as of the day and year first above written.
FERGUSON ENTERPRISES, INC.
By: /s/ Terry E. Hall
Terry E. Hall, Senior Vice President